As filed with the Securities and Exchange Commission on February 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biocept, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8071	80-0943522
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) 5810 Nancy Ridge Drive San Diego, CA 92121 (858) 320-8200	(I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael W. Nall

Chief Executive Officer and President

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frederick T. Muto Charles J. Bair Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6142	William G. Kachioff Senior Vice-President, Finance and Chief Financial Officer Biocept, Inc. 5810 Nancy Ridge Drive San Diego, CA 92121 (858) 320-8200	Ivan K. Blumenthal Merav Gershtenman Julia F. Gaffin Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-201437)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Warrants to purchase Common Stock	$120	$.02
Common Stock issuable upon exercise of Warrants	$2,852,000	$332
Total	$2,852,120	$332.02

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

 This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Biocept, Inc., a Delaware corporation,  pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-201437), which was declared effective by the Commission on February 9, 2015, and is being filed solely for the purpose of increasing the aggregate offering price of securities to be offered in the public offering by $2,852,120.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 9th day of February, 2015.

BIOCEPT, INC.

By:	/s/ Michael W. Nall
Michael W. Nall Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. Nall Michael W. Nall	Chief Executive Officer, President and Director (Principal Executive Officer)	February 9, 2015

/s/ William G. Kachioff William G. Kachioff	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 9, 2015

/s/ David F. Hale* David F. Hale	Chairman and Director	February 9, 2015

/s/ Marsha A. Chandler* Marsha A. Chandler	Director	February 9, 2015

/s/ Bruce E. Gerhardt* Bruce E. Gerhardt	Director	February 9, 2015

/s/ Bruce A. Huebner* Bruce A. Huebner	Director	February 9, 2015

/s/ Edward Neff* Edward Neff	Director	February 9, 2015

/s/ Ivor Royston* Ivor Royston	Director	February 9, 2015

/s/ M. Faye Wilson* M. Faye Wilson	Director	February 9, 2015

*Pursuant to Power of Attorney

By: /s/ William G. Kachioff

       William G. Kachioff

       Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1(1)	Opinion of Cooley LLP.
23.1	Consent of Mayer Hoffman McCann P.C., an Independent Registered Public Accounting Firm.
23.2(1)	Consent of Cooley LLP.
24.1(2)	Power of Attorney.

(1)	Included as Exhibit 5.1 to Registration Statement on Form S-1 (File No. 333-201437), filed with the Securities and Exchange Commission on February 6, 2015, and incorporated herein by reference.
(2)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-201437), filed with the Securities and Exchange Commission on January 9, 2015, and incorporated herein by reference.